Exhibit 107 Calculation of Filing Fee Tables 424(b)(5) (Form Type) Physicians Realty Trust (Exact Name of Registrant as Specified in its Charter) Table 1: Newly Registered and Carry Forward Securities Security Type Security Class Title Fee Calculation or Carry Forward Rule (1) Amount Registered Proposed Maximum Offering Price Per Unit Maximum Aggregate Offering Price Fee Rate Amount of Registration Fee Carry Forwa rd Form Type Carry Forward File Number Carry Forward Initial Effective Date Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward Newly Registered Securities Fees to Be Paid Equity Common Shares, $0.01 par value per share 457(o) — — $600,000,000 0.00011020 $66,120 Fees Previously Paid — — — — — — — Carry Forward Securities Carry Forward Securities — — — — — — — — — Total Offering Amounts $600,000,000 $66,120 Total Fees Previously Paid — Total Fee Offsets $17,305.73 Net Fee Due $48,814.27

Table 2: Fee Offset Claims and Sources Registrant or Filer Name Form or Filing Type File Number Initial Filing Date Filing Date Fee Offset Claimed Security Type Associated with Fee Offset Claimed Security Title Associated with Fee Offset Claimed Unsold Securities Associated with Fee Offset Claimed Unsold Aggregate Offering Amount Associated with Fee Offset Claimed Fee Paid with Fee Offset Source Rules 457(b) and 0-11(a)(2) Fee Offset Claims Fee Offset Sources Rule 457(p) Fee Offset Claims Physicians Realty Trust 424(b)(5) 333- 236725 May 7, 2021 $17,305.73 Equity Common Shares, $0.01 par value per share (2) $158,622,656 (2) Fee Offset Sources Physicians Realty Trust 424(b)(5) 333- 236725 May 7, 2021 Common Shares, $0.01 par value per share $54,550 (1) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Physicians Realty Trust initially deferred payment of all the registration fees for its Registration Statement on Form S-3 (File No. 333-269992) filed on February 24, 2023 (the “Current Registration Statement”). These “Calculation of Registration Fee” tables shall be deemed to update the “Calculation of Registration Fee” tables in the Current Registration Statement. (2) Physicians Realty Trust previously registered $500,000,000 in aggregate offering amount of its common shares of beneficial interest, $0.01 par value per share (“Common Shares”), pursuant to a prospectus supplement filed on May 7, 2021 (the “Initial Prospectus Supplement”) to its Registration Statement on Form S-3 (File No. 333-236725) filed on February 27, 2020, relating to its then current “at-the-market” program. In connection with the filing of the Initial Prospectus Supplement, Physicians Realty Trust made a contemporaneous fee payment in the amount of $54,550. Pursuant to a prospectus supplement filed on February 24, 2023 to its Current Registration Statement, Physicians Realty Trust registered, pursuant to Rule 415(a)(6) under the Securities Act, $158,622,656 of unsold Common Shares (the “Unsold Securities”) previously registered pursuant to the Initial Prospectus Supplement. As of the date of this offering, the Unsold Securities remain unsold under to the Current Registration Statement. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the registration fee due hereunder is offset by the amount of filing fees of $17,305.73 attributable to such Unsold Securities. The balance of $48,814.27 has been paid with respect to this offering. Physicians Realty Trust has terminated the offering that included the unsold securities associated with the claimed offset under the prior prospectus supplement.